Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Timothy A. Bonang, Vice President of Investor Relations, or

Carlynn Finn, Manager of Investor Relations

(617) 796-8251

www.tatravelcenters.com

TravelCenters of America LLC Announces Second Quarter 2011 Results

Westlake, OH (August 9, 2011):  TravelCenters of America LLC (NYSE Amex: TA) today announced financial results for the three and six months ended June 30, 2011.

At June 30, 2011, TA’s business included 234 sites, 166 of which were operated under the “TravelCenters of America” or “TA” brand names, 65 of which were operated under the “Petro” brand name and three sites TA recently acquired which TA is operating under their existing brands and that TA plans to rebrand as TA or Petro sites.

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	(in thousands, except per share, per gallon and percentage amounts)
Revenues	$2,094,957	$1,504,491	$3,877,071	$2,888,110
Net income (loss)	$21,667	$1,173	$4,928	$(40,043)

Net income (loss) per share:
Basic and diluted	$0.99	$0.07	$0.25	$(2.32)

Supplemental Data:
Total fuel sales volume (gallons)	529,570	507,573	1,030,435	1,010,772
Total fuel revenues	$1,762,020	$1,200,688	$3,255,306	$2,319,257
Fuel gross margin	$85,784	$74,712	$146,662	$124,945
Total fuel gross margin per gallon	$0.162	$0.147	$0.142	$0.124

Total nonfuel revenues	$329,508	$300,423	$614,886	$562,182
Nonfuel gross margin	$187,163	$174,968	$352,318	$326,423
Nonfuel gross margin percentage	56.8%	58.2%	57.3%	58.1%

EBITDAR	$82,937	$75,790	$127,461	$108,974

A calculation of earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, from net income (loss) determined according to U.S. generally accepted accounting principles, or GAAP, appears later in this press release.

Business Commentary

TA’s results for the second quarter of 2011 compared to the second quarter of 2010 reflected a favorable change in its net income, which improved by $20.5 million, from net income of $1.2 million for the 2010 second quarter to net income of $21.7 million for the 2011 second quarter.  Net income increased primarily due to increases in fuel and nonfuel sales and margin levels, and from a reduction in rent and interest as a result of our January 2011 lease amendment with Hospitality Properties Trust, or HPT.  TA’s results also reflected improvement in EBITDAR, which increased by $7.1 million in the 2011 second quarter over the 2010 second quarter.  TA’s fuel sales volume and fuel gross margin per gallon increased by 4.3% and 10.2%, respectively, in the 2011 second quarter as compared to the 2010 second quarter, resulting in total fuel gross margin that was $11.1 million higher in the 2011 second quarter than the 2010 second quarter.  Nonfuel sales for the 2011 second quarter increased 9.7% over the 2010 second quarter largely due to increased customer spending in TA’s travel centers.  TA’s operating expenses as a percentage of nonfuel revenues on a same site basis for the 2011 second quarter decreased by 40 basis points as compared to the 2010 second quarter.

During the second quarter of 2011, TA realized a 4.3% increase in total fuel sales volume, compared with the second quarter of 2010.  The trucking industry is the primary customer for TA’s goods and services.  Freight and trucking demand in the U.S. generally reflects the level of commercial activity in the U.S. economy.  The condition of the U.S. economy generally, and the financial condition and activity of the trucking industry in the U.S. specifically, impacted TA’s financial results during the second quarters of 2010 and 2011, and TA expects these matters will continue to impact its financial results in future periods.  While the U.S. economy recently has shown signs of improvement, recent economic activity is still below pre-recession levels and the strength and sustainability of any economic recovery is uncertain.

The following table presents the quarterly changes in fuel sales volumes on a percentage basis compared to the same quarter of the prior year.

Change in Total Fuel Sales Volume (1)	2011 compared to 2010	2010 compared to 2009	2009 compared to 2008	2008 compared to 2007

First quarter ended March 31	-0.5%	8.9%	-17.3%	22.7%
Second quarter ended June 30	4.3%	6.4%	-9.7%	0.2%
Third quarter ended September 30		4.8%	-2.5%	-19.0%
Fourth quarter ended December 31		1.6%	3.3%	-15.4%
Full year		5.3%	-7.0%	-4.7%

(1)          Includes volumes sold by TA’s predecessor prior to January 31, 2007, and excludes volumes sold at Petro sites prior to the May 30, 2007 acquisition by TA.

Capital Expenditures, Working Capital and Other Matters

In order to try to take advantage of the recent opportunities in the travel center industry, TA has used some of its available cash to acquire new locations at what it believes are attractive prices.  Since the beginning of 2011, TA has invested approximately $37.8 million related to the acquisition of eight travel centers.  The results of these sites are included in TA’s consolidated financial statements from the date of acquisition.

•                  In March 2011, TA purchased a travel center in Texas for $6.6 million at a foreclosure auction.  During the first six months of 2011, TA invested $1.9 million to improve this property and opened it for business as a Petro Stopping Center on May 1, 2011.

•                  In May 2011, TA acquired six travel centers in a bankruptcy auction.  One of these sites had been operated as a Petro Stopping Center franchise site since 1990 and TA has continued its operation as a Petro Stopping Center for TA’s own account.  One of these sites was rebranded as a TA in August 2011.  Two of these six sites are currently being operated under their historical brands but TA expects to rebrand them as Petro Stopping Centers prior to the end of 2011, after their renovation and improvements are complete.  Two of these sites function as ancillary operations to existing TA locations.  TA purchased these six properties for an aggregate amount of $25.5 million.  During the second quarter, TA spent $0.8 million to renovate and improve these properties; and TA expects to spend between $15 million and $20 million improving these sites during the next 12 months.  TA expects the cash flows from these sites may improve when they are renovated and operated by TA.

•                  In June 2011, TA purchased a travel center in Kansas for approximately $5.7 million.  This site had been operated as a Petro franchise site until December 2010.  During the second quarter of 2011, TA spent approximately $0.1 million to again brand this site as a Petro Stopping Center operated for TA’s own account.

TA’s business of operating high sales volume travel centers open 24 hours every day requires that TA make regular capital investments in its existing sites to maintain their competitive attractiveness to TA’s customers.  During the six months ended June 30, 2011, TA spent approximately $29.1 million on improvements to its existing sites.  As the U.S. economy and TA’s business enter what TA believes may be a prolonged recovery, TA expects to continue its capital improvements program.  During the second quarter of 2011, pursuant to the terms of the related leases, TA requested that HPT purchase from TA improvements that TA previously made to the properties that are leased from HPT for approximately $35.9 million, which resulted in an increase in annual rent of approximately $3.0 million, as provided under TA’s leases with HPT.  In the future, TA expects to request that HPT fund additional approved amounts for renovation and improvements at the leased travel centers in return for annual rent increases; however, TA is not obligated to make such requests and HPT is not obligated to fund such amounts.

During the six months ended June 30, 2011, changes in market conditions, principally the changes in the market prices of petroleum products, caused TA to make significant investments in working capital.  Inventory at June 30, 2011, was $8.8 million higher than at December 31, 2010, due to increases in fuel prices, nonfuel wholesale purchase prices and the increased amounts of inventories required to respond to increased sales levels.  Accounts receivable and accounts payable both also increased as a result of higher fuel prices and sales levels.  Effective January 2011, TA entered a new contract with Comdata Network, Inc., the largest issuer of third party fuel cards to trucking companies, that for the first six months of 2011 has had, and TA estimates for all of 2011 likely will have, the effect of increasing TA’s accounts receivable balance by approximately $45 million.

During the second quarter of 2011, TA entered into a franchise agreement with an operator to franchise a travel center in Virginia.  That franchisee owned and operated site was rebranded as a Petro Stopping Center during July 2011.

Conference Call:

On August 9, 2011, at 10:00 a.m. Eastern Time, TA will host a conference call to discuss its financial results and other activities for the three months ended June 30, 2011.  Following management’s remarks, there will be a question and answer period.

The conference call telephone number is (800) 230-1074.  Participants calling from outside the United States and Canada should dial (612) 288-0329.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available for about a week after the call.  To hear the replay, dial (320) 365-3844.  The replay pass code is 179299.

A live audio webcast of the conference call will also be available in a listen only mode on our web site at www.tatravelcenters.com.  To access the webcast, participants should visit our web site about five minutes before the call.  The archived webcast will be available for replay on our web site for about one week after the call. The recording and retransmission in any way of TA’s second quarter 2011 conference call is strictly prohibited without the prior written consent of TA.

About TravelCenters of America LLC:

TA’s travel centers operate under the “TravelCenters of America”, “TA” and “Petro” brand names and offer diesel and gasoline fueling services, restaurants, truck repair facilities, stores and other services.  TA’s nationwide business includes travel centers located in 41 U.S. states and in Canada.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER TA USES WORDS SUCH AS ‘‘BELIEVE’’, ‘‘EXPECT’’, ‘‘ANTICIPATE’’, ‘‘INTEND’’, ‘‘PLAN’’, ‘‘ESTIMATE’’ OR SIMILAR EXPRESSIONS, TA IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TA’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  AMONG OTHERS, THE FORWARD LOOKING STATEMENTS WHICH APPEAR IN THIS PRESS RELEASE THAT MAY NOT OCCUR INCLUDE:

•                  THIS PRESS RELEASE STATES THAT THE IMPROVEMENT IN TA’S NET INCOME WAS PRIMARILY DUE TO INCREASES IN VOLUME, REVENUE AND MARGIN,  AS WELL AS RENT AND INTEREST REDUCTIONS WHICH HAVE BEEN AGREED BETWEEN TA AND HPT.  AN IMPLICATION OF THIS STATEMENT MAY BE THAT TA WILL BE ABLE TO OPERATE PROFITABLY IN THE FUTURE.  IN FACT, THERE ARE MANY FACTORS WHICH WILL IMPACT THE PROFITABILITY OF TA’S FUTURE OPERATIONS, INCLUDING SOME FACTORS WHICH ARE BEYOND OUR CONTROL, SUCH AS THE CONDITION OF THE U.S. ECONOMY GENERALLY, THE FUTURE DEMAND FOR OUR GOODS AND SERVICES AND COMPETITION IN OUR BUSINESS.  TA HAS REPORTED NET INCOME IN ONLY FIVE QUARTERLY REPORTING PERIODS SINCE IT BECAME A SEPARATE PUBLICLY OWNED COMPANY IN 2007 AND TA HAS ACCUMULATED SIGNIFICANT CUMULATIVE NET LOSSES SINCE THAT TIME. THERE IS NO ASSURANCE THAT TA WILL BE ABLE TO PRODUCE FUTURE NET INCOME;

•                  THIS PRESS RELEASE STATES THAT THE U.S. ECONOMY AND ITS BUSINESS MAY BE ENTERING WHAT TA BELIEVES MAY BE A PROLONGED RECOVERY.  THIS STATEMENT MAY IMPLY THAT ECONOMIC CONDITIONS IN THE U.S. GENERALLY AND THE TRUCKING AND TRAVEL CENTER INDUSTRIES IN PARTICULAR ARE IMPROVING AND THAT TA’S RESULTS OF OPERATIONS AND CASH FLOWS FROM OPERATIONS WILL IMPROVE IN THE FUTURE.  HOWEVER, THE POSITIVE TREND IN FUEL SALES VOLUMES TA HAS RECENTLY EXPERIENCED MAY BE THE RESULT OF INCREASED MARKET SHARE AND NOT AN IMPROVING MARKET OR MAY NOT CONTINUE.  ALSO, IMPROVEMENTS, IF ANY, IN THE U.S. ECONOMY OR IN THE TRUCKING AND TRAVEL CENTER INDUSTRIES MAY NOT CONTINUE, AND TA’S FUEL SALES VOLUMES MAY NOT CONTINUE TO INCREASE OR BE SUSTAINED;

•                  THIS PRESS RELEASE STATES THAT TA HAS BEGUN TO USE ITS CASH TO ACQUIRE NEW TRAVEL CENTER LOCATIONS AT WHAT TA BELIEVES ARE ATTRACTIVE PRICES, AND THIS PRESS RELEASE LISTS SEVERAL PURCHASES THAT TA HAS COMPLETED.   THE IMPLICATIONS OF THESE STATEMENTS MAY BE THAT TA WILL BE ABLE TO OPERATE THESE NEW LOCATIONS PROFITABLY.  TA’S ABILITY TO OPERATE NEW LOCATIONS PROFITABLY DEPENDS UPON MANY FACTORS, INCLUDING TA’S ABILITY TO INTEGRATE NEW OPERATIONS INTO TA’S EXISTING OPERATIONS AND SOME FACTORS WHICH ARE BEYOND TA’S CONTROL SUCH AS THE CONTINUING DEMAND FOR TA’S GOODS AND SERVICES ARISING FROM THE U.S. ECONOMY GENERALLY.  TA MAY NOT BE ABLE TO SUCCESSFULLY INTEGRATE NEW SITE OPERATIONS OR OPERATE NEW SITES PROFITABLY. ACCORDINGLY, THE PRICES TA HAS PAID OR WILL PAY FOR THESE ACQUISITIONS MAY, IN RETROSPECT, NOT BE ATTRACTIVE.  EACH OF THE SITES TA HAS ACQUIRED OR AGREED TO ACQUIRE PREVIOUSLY PRODUCED OPERATING RESULTS WHICH CAUSED THE PRIOR OWNERS TO EXIT THESE BUSINESSES;   THERE IS NO GUARANTY TA WILL BE ABLE TO OPERATE THESE NEW LOCATIONS, OR ANY OF THEM, PROFITABLY;

•                  THIS PRESS RELEASE STATES THAT TA EXPECTS TO SPEND BETWEEN $15 MILLION AND $20 MILLION TO RENOVATE RECENTLY ACQUIRED TRAVEL CENTER LOCATIONS DURING THE NEXT 12 MONTHS AND THAT TA EXPECTS THE CASH FLOWS FROM THESE SITES MAY IMPROVE AFTER THEY ARE RENOVATED AND OPERATED BY TA.  BECAUSE OF THE CIRCUMSTANCES FROM WHICH TA AGREED TO ACQUIRE SEVEN OF THE EIGHT LOCATIONS TA HAS ACQUIRED SINCE JANUARY 1, 2011, TA WAS ABLE TO PERFORM ONLY LIMITED PROPERTY DILIGENCE.  ESTIMATES OF RENOVATION COSTS ARE OFTEN INACCURATE; AND, IN THE CIRCUMSTANCES WHICH TA PURCHASED THESE SITES, TA’S ESTIMATES OF ITS RENOVATION COSTS ARE ESPECIALLY LIKELY TO BE INACCURATE.  THERE CAN BE NO ASSURANCE TA WILL BE ABLE TO IMPROVE THE CASH FLOWS FROM THESE SITES AFTER THEY ARE RENOVATED AND OPERATED BY TA;

•                  THIS PRESS RELEASE STATES THAT TA’S BUSINESS REQUIRES REGULAR SIGNIFICANT CAPITAL EXPENDITURES, AND THAT TA EXPECTS TO REQUEST THAT HPT FUND ADDITIONAL FUTURE IMPROVEMENTS IN RETURN FOR RENT INCREASES. THE AMOUNT AND TIMING OF CAPITAL EXPENDITURES ARE OFTEN DIFFICULT TO PROJECT. SOME CAPITAL PROJECTS COST MORE THAN ANTICIPATED. CURRENTLY UNANTICIPATED PROJECTS THAT ARE REQUIRED TO BE COMPLETED MAY ARISE AND CAUSE TA TO SPEND MORE THAN CURRENTLY ANTICIPATED. SOME CAPITAL PROJECTS TAKE MORE TIME THAN ANTICIPATED. AS A RESULT OF MARKET CONDITIONS, TA MAY DEFER CERTAIN CAPITAL PROJECTS AND SUCH DEFERRAL MAY HARM TA’S BUSINESS OR REQUIRE TA TO MAKE LARGER AMOUNTS

OF CAPITAL EXPENDITURES IN THE FUTURE. ALSO, HPT IS NOT REQUIRED TO FUND TA’S APPLICABLE CAPITAL EXPENDITURES AND IT MAY BE UNWILLING OR UNABLE TO DO SO; AND

•                  THIS PRESS RELEASE INCLUDES AN ESTIMATE OF THE AMOUNT OF WORKING CAPITAL INVESTMENTS TA WILL BE REQUIRED TO MAKE DURING 2011 AS A RESULT OF TA’S NEW CONTRACT WITH COMDATA.  THIS ESTIMATE IS BASED UPON AN ESTIMATE OF THE AMOUNT OF TA’S SALES WHICH HAVE BEEN OR MAY BE PROCESSED USING COMDATA PAYMENT CARD SERVICES.  THIS ESTIMATE DEPENDS UPON A NUMBER OF SEPARATE ESTIMATES, SUCH AS THE VOLUME AND PRICES OF FUEL AND OTHER GOODS AND SERVICES PURCHASED BY TA’S CUSTOMER’S USING COMDATA FUEL CARDS.  BECAUSE OF THE MULTIPLE LAYERS OF ESTIMATES INVOLVED IN CALCULATING THESE AMOUNTS, THESE ESTIMATES MAY BE INACCURATE.

THESE AND OTHER UNEXPECTED RESULTS MAY BE CAUSED BY VARIOUS FACTORS, SOME OF WHICH ARE BEYOND TA’S CONTROL, INCLUDING:

•                  THE IMPACT OF CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON TA AND ITS FRANCHISEES AND TENANTS;

•                  COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS, ACCOUNTING RULES, TAX RATES AND SIMILAR MATTERS;

•                  COMPETITION WITHIN THE TRAVEL CENTER INDUSTRY;

•                  FUTURE FUEL PRICE INCREASES, FUEL PRICE VOLATILITY OR OTHER FACTORS MAY CAUSE TA TO NEED MORE WORKING CAPITAL TO MAINTAIN ITS INVENTORIES AND CARRY ITS ACCOUNTS RECEIVABLE THAN TA NOW EXPECTS;

•                  IN THE PAST, INCREASES IN FUEL PRICES HAVE REDUCED THE DEMAND FOR THE PRODUCTS AND SERVICES THAT TA SELLS BECAUSE HIGH FUEL PRICES MAY HAVE ENCOURAGED FUEL CONSERVATION, DIRECTED FREIGHT BUSINESS AWAY FROM TRUCKING OR OTHERWISE ADVERSELY AFFECTED THE BUSINESS OF TA’S CUSTOMERS.  FUTURE INCREASES IN FUEL PRICES MAY HAVE SIMILAR AND OTHER ADVERSE EFFECTS ON TA’S BUSINESS;

•                  TA’S SUPPLIERS MAY BE UNWILLING OR UNABLE TO MAINTAIN CURRENT TERMS FOR PURCHASES ON CREDIT.  IF TA IS UNABLE TO PURCHASE GOODS ON REASONABLE CREDIT TERMS, TA’S REQUIRED WORKING CAPITAL MAY INCREASE AND TA MAY INCUR MATERIAL LOSSES.  ALSO, IN LIGHT OF THE RECENT AND CURRENT ECONOMIC, INDUSTRY AND GLOBAL CREDIT MARKET CONDITIONS AND TA’S HISTORICAL OPERATING LOSSES, THE AVAILABILITY AND THE TERMS OF ANY CREDIT TA MAY BE ABLE TO OBTAIN ARE UNCERTAIN.  TA’S $100 MILLION REVOLVING CREDIT FACILITY EXPIRES IN 2012.  TA’S FAILURE TO RENEW ITS EXISTING CREDIT FACILITY OR TO OBTAIN NEW OR SUBSTITUTE FINANCING ON REASONABLE TERMS WOULD ADVERSELY AFFECT TA’S ABILITY TO FUND ITS BUSINESS AND OPERATIONS;

•                  TA IS CURRENTLY INVOLVED IN SEVERAL LITIGATION MATTERS.  DISCOVERY AND COURT DECISIONS DURING LITIGATION OFTEN RESULT IN UNANTICIPATED RESULTS.  LITIGATION IS USUALLY EXPENSIVE AND DISTRACTING TO MANAGEMENT.  TA CAN PROVIDE NO ASSURANCE AS TO THE OUTCOME OF ANY OF THE LITIGATION MATTERS IN WHICH IT IS INVOLVED;

•                  ALTHOUGH TA BELIEVES THAT IT BENEFITS FROM ITS CONTINUING RELATIONSHIPS WITH HPT, REIT MANAGEMENT & RESEARCH LLC, OR RMR, AND THEIR AFFILIATED AND RELATED PERSONS AND ENTITIES, ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH TA’S MANAGING DIRECTORS, HPT, RMR AND AFFILIATED AND RELATED PERSONS AND ENTITIES MAY PRESENT A CONTRARY PERCEPTION OR RESULT IN LITIGATION; AND

•                  AS A RESULT OF CERTAIN TRADING IN TA’S SHARES DURING 2007, TA EXPERIENCED AN OWNERSHIP CHANGE AS DEFINED BY SECTION 382 OF THE INTERNAL REVENUE CODE, OR THE CODE.  CONSEQUENTLY, TA IS UNABLE TO USE ITS NET OPERATING LOSS GENERATED IN 2007 TO OFFSET ANY FUTURE TAXABLE INCOME TA MAY GENERATE.  IF TA EXPERIENCES ADDITIONAL OWNERSHIP CHANGES, AS DEFINED IN THE CODE, ITS NET OPERATING LOSSES GENERATED AFTER 2007 COULD ALSO BE SUBJECT TO LIMITATIONS ON USAGE.

TA HAS GENERATED NET INCOME IN ONLY FIVE QUARTERLY REPORTING PERIODS SINCE IT BECAME A PUBLICLY OWNED COMPANY ON JANUARY 31, 2007.  ALTHOUGH TA’S PLANS ARE INTENDED TO GENERATE NET INCOME, THERE CAN BE NO ASSURANCE THAT THESE PLANS WILL SUCCEED.

RESULTS THAT DIFFER FROM THOSE STATED OR IMPLIED BY TA’S FORWARD LOOKING STATEMENTS MAY ALSO BE CAUSED BY VARIOUS CHANGES IN TA’S BUSINESS OR MARKET CONDITIONS, AS DESCRIBED MORE FULLY IN TA’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2010, INCLUDING UNDER “WARNING CONCERNING FORWARD

LOOKING STATEMENTS” AND “RISK FACTORS”, AND UNDER “WARNING CONCERNING FORWARD LOOKING STATEMENTS” AND ELSEWHERE IN TA’S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2011.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.  EXCEPT AS REQUIRED BY LAW, TA UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended June 30,
	2011	2010
Revenues:
Fuel	$1,762,020	$1,200,688
Nonfuel	329,508	300,423
Rent and royalties	3,429	3,380
Total revenues	2,094,957	1,504,491

Cost of goods sold (excluding depreciation):
Fuel	1,676,236	1,125,976
Nonfuel	142,345	125,455
Total cost of goods sold (excluding depreciation)	1,818,581	1,251,431

Operating expenses:
Site level operating	171,183	157,443
Selling, general & administrative	22,206	20,051
Real estate rent	47,827	58,542
Depreciation and amortization	11,094	10,305
Total operating expenses	252,310	246,341

Income from operations	24,066	6,719

Equity in income of equity investees	396	224
Acquisition costs	(446)	—
Interest income	172	370
Interest expense	(2,290)	(5,866)
Income before income taxes	21,898	1,447
Provision for income taxes	231	274
Net income	$21,667	$1,173

Net income per share:
Basic and diluted	$0.99	$0.07
Weighted average shares outstanding:
Basic and diluted	21,883	17,298

These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, to be filed with the Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Six Months Ended June 30,
	2011	2010
Revenues:
Fuel	$3,255,306	$2,319,257
Nonfuel	614,886	562,182
Rent and royalties	6,879	6,671
Total revenues	3,877,071	2,888,110

Cost of goods sold (excluding depreciation):
Fuel	3,108,644	2,194,312
Nonfuel	262,568	235,759
Total cost of goods sold (excluding depreciation)	3,371,212	2,430,071

Operating expenses:
Site level operating	334,761	309,987
Selling, general & administrative	43,408	39,379
Real estate rent	95,137	117,081
Depreciation and amortization	22,809	20,698
Total operating expenses	496,115	487,145

Income (loss) from operations	9,744	(29,106)

Equity in income of equity investees	217	301
Acquisition costs	(446)	—
Interest income	336	601
Interest expense	(4,472)	(11,395)
Income (loss) before income taxes	5,379	(39,599)
Provision for income taxes	451	444
Net income (loss)	$4,928	$(40,043)

Net income (loss) per share:
Basic and diluted	$0.25	$(2.32)
Weighted average shares outstanding:
Basic and diluted	19,960	17,284

These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, to be filed with the Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	June 30,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$136,811	$125,396
Accounts receivable (less allowance for doubtful accounts of $2,298 and $2,023 as of June 30, 2011, and December 31, 2010, respectively)	165,309	82,374
Inventories	148,594	139,810
Other current assets	64,433	54,596
Total current assets	515,147	402,176

Property and equipment, net	453,625	438,649
Intangible assets, net	24,365	25,749
Other noncurrent assets	28,591	27,515
Total assets	$1,021,728	$894,089

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$165,077	$110,228
Other current liabilities	145,222	129,943
Total current liabilities	310,299	240,171

Noncurrent HPT Leases liabilities	365,240	367,845
Other noncurrent liabilities	35,415	34,768
Total liabilities	710,954	642,784

Shareholders’ equity	310,774	251,305
Total liabilities and shareholders’ equity	$1,021,728	$894,089

These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, to be filed with the Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONSOLIDATED SUPPLEMENTAL DATA

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Calculation of EBITDAR:(1)
Net income (loss)	$21,667	$1,173	$4,928	$(40,043)
Add: income taxes	231	274	451	444
Add: depreciation and amortization	11,094	10,305	22,809	20,698
Deduct: interest income	(172)	(370)	(336)	(601)
Add: interest expense(2)	2,290	5,866	4,472	11,395
Add: real estate rent expense(3)	47,827	58,542	95,137	117,081
EBITDAR(3)	$82,937	$75,790	$127,461	$108,974

(1)     TA calculates EBITDAR as earnings before interest, taxes, depreciation, amortization and rent.  TA believes EBITDAR is a useful indication of its operating performance and its ability to pay rent or service debt, make capital expenditures and expand its business.  TA believes that EBITDAR is a meaningful disclosure that may help interested persons to better understand its financial performance, including comparing its performance between periods.  EBITDAR is not a measure defined by GAAP and this information should not be considered as an alternative to net income, income from continuing operations, operating profit, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP.

(2)     Interest expense included the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

HPT rent classified as interest expense	$1,995	$2,186	$3,842	$4,372
Interest on deferred rent payable to HPT	—	3,300	—	6,150
Amortization of deferred financing costs	71	71	142	142
Other	224	309	488	731
	$2,290	$5,866	$4,472	$11,395

(3)          Real estate rent expense recognized under GAAP differs from TA’s obligation to pay cash under its leases.  Cash paid under real property lease agreements was $51,414 and $49,256 during the three month periods ended June 30, 2011 and 2010, respectively, while the total rent amounts expensed during the quarters ended June 30, 2011 and 2010, were $47,827 and $58,542, respectively.  Cash paid under lease agreements was $103,857 and $97,298 during the six month periods ended June 30, 2011 and 2010, respectively, while the total rent amounts expensed during the six months ended June 30, 2011 and 2010, were $95,137 and $117,081, respectively.  GAAP requires recognition of minimum lease payments payable during the lease term in equal amounts on a straight line basis over the lease term.  In addition, under GAAP, a portion of the rent TA pays to HPT is classified as interest expense and a portion of the rent payments made to HPT is charged against the sale/leaseback financing obligation.  Also, under GAAP, TA amortizes as a reduction of rent expense the deferred tenant improvement allowance related to the funding TA received from HPT for certain qualifying leasehold improvements without an increase in its rent payments.  The rent payments to HPT that TA deferred in 2010 were recognized in expense under GAAP although they were not paid in cash.  Further, during 2010 TA paid interest to HPT monthly in arrears on the deferred rent obligation at a rate of 1% per month.  A reconciliation of these amounts is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Cash payments to HPT for rent and interest on deferred rent obligation	$48,966	$46,866	$98,965	$92,416
Other cash rental payments	2,448	2,390	4,892	4,882
Total cash payments under real property leases	51,414	49,256	103,857	97,298
Adjustments for:
Noncash straight line rent accrual – HPT	421	1,950	736	3,803
Noncash straight line rent accrual – other	43	60	96	128
Rent expensed but not paid pursuant to deferral agreement	—	15,000	—	30,000
Interest paid on deferred rent obligation	—	(3,150)	(1,450)	(5,000)
Amortization of sale/leaseback financing obligation	(364)	(696)	(876)	(1,392)
Portion of rent payments classified as interest expense	(1,995)	(2,186)	(3,842)	(4,372)
Amortization of deferred rent obligation	(1,692)	(1,692)	(3,384)	(3,384)
Total amount expensed as rent	$47,827	$58,542	$95,137	$117,081

SUPPLEMENTAL SAME SITE OPERATING DATA

The following table presents operating data for all of the travel centers in operation on June 30, 2011, that were operated by TA since January 1, 2010.  This data excludes revenues and expenses that were not generated by TA, such as rents and royalties from franchises, and corporate level selling, general and administrative expenses.

TRAVELCENTERS OF AMERICA LLC

SAME SITE OPERATING DATA(1)

(in thousands, except for number of travel centers, per gallon data and percentage amounts)

	Three Months Ended June 30,				Six Months Ended June 30,
	2011	2010	Change		2011	2010	Change
Number of company operated travel centers(2)	185	185	—		185	185	—

Total fuel sales volume (gallons)	497,139	486,773	2.1%		972,515	968,553	0.4%

Total fuel revenues	$1,657,747	$1,154,569	43.6%		$3,076,203	$2,227,811	38.1%
Total fuel gross margin	$83,740	$74,018	13.1%		$144,126	$124,003	16.2%
Total fuel gross margin per gallon	$0.168	$0.152	10.5%		$0.148	$0.128	15.6%

Total nonfuel revenues	$325,446	$299,534	8.7%		$610,047	$560,168	8.9%
Total nonfuel gross margin	$184,992	$174,289	6.1%		$349,699	$325,139	7.6%
Nonfuel gross margin percentage	56.8%	58.2%	-140	b.p.	57.3%	58.0%	-70	b.p.

Total gross margin	$268,732	$248,307	8.2%		$493,825	$449,142	9.9%
Site level operating expenses(3)	$168,160	$156,467	7.5%		$330,921	$308,207	7.4%

Net site level gross margin in excess of site level operating expense	$100,572	$91,840	9.5%		$162,904	$140,935	15.6%

(1)	Includes operating data of company operated travel centers only, excluding two travel centers owned by a joint venture and the travel centers operated by TA’s franchisees.

(2)	Includes travel centers that were operated by TA during the entire periods presented.

(3)	Excludes real estate rent expense.

(End)